Filed Pursuant to Rule 424(b)(2) Registration Nos. 333-292881 and 333-292881-01

PRICING SUPPLEMENT No. 274 dated October 6, 2026

(To Product Supplement No. 1 dated February 13, 2026,

Market Measure Supplement No. 1 dated February 13, 2026,

Prospectus Supplement dated February 13, 2026

and Prospectus dated February 13, 2026)

Wells Fargo Finance LLC Medium-Term Notes, Series B Fully and Unconditionally Guaranteed by Wells Fargo & Company Equity Index Linked Securities

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

■ Linked to the lowest performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Underlier”)

■ The securities are redeemable debt securities of Wells Fargo Finance LLC that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at stated maturity. Whether the securities pay a contingent coupon and, if they are not redeemed prior to maturity, whether you receive the face amount of your securities at stated maturity, will depend, in each case, on the performance of the lowest performing Underlier as described below. The lowest performing Underlier on any eligible trading day during an observation period (including on the final calculation day) is the Underlier that has the lowest closing value on that day as a percentage of its starting value

■ Contingent Coupon. The securities will pay a contingent coupon with respect to each quarterly observation period until the earlier of stated maturity or early redemption if, and only if, the closing value of the lowest performing Underlier on each eligible trading day during such observation period is greater than or equal to its coupon threshold value. However, if the closing value of the lowest performing Underlier on any eligible trading day during an observation period is less than its coupon threshold value, you will not receive any contingent coupon with respect to that observation period. This will be the case even if the closing value of the lowest performing Underlier is greater than or equal to its coupon threshold value on every other eligible trading day during that observation period, and even if the better performing Underliers perform favorably. If the closing value of at least one Underlier is less than its coupon threshold value on one or more eligible trading days during each observation period, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold value for each Underlier is equal to 70% of its starting value. The contingent coupon rate is 13.10% per annum

■ Optional Redemption. Wells Fargo Finance LLC may, at its option, redeem the securities on any contingent coupon payment date beginning approximately six months after issuance. If Wells Fargo Finance LLC elects to redeem the securities prior to maturity, you will receive the face amount plus a final contingent coupon payment, if otherwise payable

■ Potential Loss of Principal. If Wells Fargo Finance LLC does not redeem the securities prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing value of the lowest performing Underlier on the final calculation day is greater than or equal to its downside threshold value. If the closing value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, you will lose more than 40%, and possibly all, of the face amount of your securities. The downside threshold value for each Underlier is equal to 60% of its starting value

■ If the securities are not redeemed prior to stated maturity, you will have full downside exposure to the lowest performing Underlier from its starting value if its closing value on the final calculation day is less than its downside threshold value, but you will not participate in any appreciation of any Underlier and will not receive any dividends on the securities included in any Underlier

■ Your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on each eligible trading day during the observation periods, including on the final calculation day. You will not benefit in any way from the performance of the better performing Underliers. Therefore, you will be adversely affected if any Underlier performs poorly, even if the other Underliers perform favorably

■ All payments on the securities are subject to credit risk, and you will have no ability to pursue any securities included in any Underlier for payment; if Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment

■ No exchange listing; designed to be held to maturity

The current estimated value of the securities is $984.20 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC
Per Security	$1,000.00	$2.75	$997.25
Total	$4,000,000.00	$11,000.00	$3,989,000.00

(1) Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Terms of the Securities

Issuer:	Wells Fargo Finance LLC.
Guarantor:	Wells Fargo & Company.
Market Measures:

The Market Measures (each referred to as an “Underlier,” and collectively as the “Underliers”), Bloomberg ticker symbols, starting values, coupon threshold values and downside threshold values are set forth in the table below.

Market Measure

Bloomberg Ticker Symbol

Starting Value(1)

Coupon Threshold Value(2)

Downside Threshold Value(3)

Nasdaq-100 Index®

NDX

31,224.69

21,857.283

18,734.814

Russell 2000® Index

RTY

2,830.297

1,981.2079

1,698.1782

EURO STOXX 50® Index

SX5E

6,272.23

4,390.561

3,763.338

(1) With respect to each Underlier, its closing value on the pricing date.

(2) With respect to each Underlier, 70% of its starting value.

(3) With respect to each Underlier, 60% of its starting value.

Pricing Date:	October 6, 2026.
Issue Date:	October 9, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payments:

On each contingent coupon payment date, unless the securities have been previously redeemed, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing value of the lowest performing Underlier on each eligible trading day during the related observation period is greater than or equal to its coupon threshold value. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the lowest performing Underlier on any eligible trading day during an observation period is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of at least one Underlier is less than its coupon threshold value on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each observation period end-date (as each such observation period end-date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final observation period will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” is 13.10% per annum.
Observation Periods:

Each observation period will consist of each day that is a trading day (as defined in the accompanying product supplement) for at least one Underlier (each such day, an “eligible trading day”) from, but excluding, an observation period end-date to, and including, the following observation period end-date; provided that the first observation period will consist of each eligible trading day from, but excluding, the pricing date to, and including, the first observation period end-date.

Observation Period End-Dates:

Quarterly, on the 6th day of each January, April, July and October, commencing January 2027 and ending July 2030, and the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to October 7, 2030 as the “final calculation day.”

PRS-2

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Optional Redemption:

Wells Fargo Finance LLC may, at its option, redeem the securities, in whole but not in part, on any optional redemption date. If Wells Fargo Finance LLC elects to redeem the securities prior to stated maturity, you will be entitled to receive on the applicable optional redemption date a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment, if otherwise payable.

If Wells Fargo Finance LLC elects to redeem the securities on an optional redemption date, Wells Fargo Finance LLC will give notice to The Depository Trust Company (“DTC”), as the sole registered holder of the securities, on or before the observation period end-date immediately preceding that optional redemption date. Any redemption of the securities will be at Wells Fargo Finance LLC’s option and will not automatically occur based on the performance of any Underlier.

If the securities are redeemed, they will cease to be outstanding on the applicable optional redemption date and you will have no further rights under the securities after that date.

Because DTC is the only registered holder of the securities, the call notice will be delivered solely to DTC in accordance with its applicable policies and procedures. Beneficial owners of the securities will not receive the call notice directly from us. Beneficial owners should contact their broker, bank, or other intermediary through which they hold securities to obtain information about any notices and related procedures. We are not responsible for, and have no control over, the manner in which any intermediary provides notices to beneficial owners.

Optional Redemption Dates:

Quarterly, beginning approximately six months after the issue date, on the contingent coupon payment dates following each observation period end-date scheduled to occur from April 2027 to July 2030, inclusive.

Stated Maturity Date:	October 10, 2030, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If Wells Fargo Finance LLC does not redeem the securities prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to a final contingent coupon payment, if otherwise payable). The “maturity payment amount” per security will equal:

• if the ending value of the lowest performing Underlier on the final calculation day is greater than or equal to its downside threshold value: $1,000; or

• if the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Underlier on the final calculation day

If Wells Fargo Finance LLC does not redeem the securities prior to stated maturity and the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlier, but you will have full downside exposure to the lowest performing Underlier on the final calculation day if the ending value of that Underlier is less than its downside threshold value.

Lowest Performing Underlier:

For any eligible trading day during an observation period (including the final calculation day), the “lowest performing Underlier” will be the Underlier with the lowest performance factor on that eligible trading day and that has not been disregarded due to a market disruption event or non-trading day in accordance with “—Market Disruption Events and Postponement Provisions” below. For the avoidance of doubt, if any eligible trading day is a valid day for only one Underlier, then that Underlier will be the lowest performing Underlier on that eligible trading day.

Performance Factor:	With respect to an Underlier on any eligible trading day during an observation period, its closing value on such day divided by its starting value (expressed as a percentage).
Closing Value:

With respect to each Underlier, closing value has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Ending Value:	The “ending value” of an Underlier will be its closing value on the final calculation day.

PRS-3

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Market Disruption Events and Postponement Provisions:

If a market disruption event or non-trading day occurs with respect to an Underlier on any eligible trading day during an observation period (other than an observation period end-date), that Underlier will be disregarded on that eligible trading day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period. For the avoidance of doubt, any such eligible trading day for any Underlier not affected by a market disruption event or non-trading day on that eligible trading day will remain a valid day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period, even if that day is not a trading day for any other Underlier or a market disruption event has occurred with respect to any other Underlier on that day.

Each observation period end-date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the observation period end-dates, the contingent coupon payment dates, the optional redemption dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each observation period end-date (including the final calculation day) is a “calculation day,” and each contingent coupon payment date, each optional redemption date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $2.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay up to $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001HS77

PRS-4

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with product supplement No. 1 dated February 13, 2026, market measure supplement No. 1 dated February 13, 2026, the prospectus supplement dated February 13, 2026 and the prospectus dated February 13, 2026 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, market measure supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009729/wffprincipal-424b2_021326.htm

• Market Measure Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009710/wffseriesb-424b2_021326.htm

• Prospectus Supplement dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/1738143/000183988226009700/seriesb-424b2_021326.htm

• Prospectus dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009692/standalone-424b2_021326.htm

PRS-5

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Estimated Value of the Securities

The original offering price of each security includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the securities. This rate is used for purposes of determining the estimated value of the securities since we expect secondary market prices, if any, for the securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

PRS-6

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-7

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◼ seek an investment with contingent coupon payments at a rate equal to the contingent coupon rate with respect to each observation period until the earlier of stated maturity or optional redemption, if, and only if, the closing value of the lowest performing Underlier on each eligible trading day during such observation period is greater than or equal to its coupon threshold value;

◼ understand that if we do not exercise our redemption right and the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, they will be fully exposed to the decline in the lowest performing Underlier from its starting value and will lose a significant portion, and possibly all, of the face amount of the securities at stated maturity;

◼ are willing to accept the risk that they will not receive a contingent coupon payment with respect to an observation period if the closing value of the lowest performing Underlier on any eligible trading day during that observation period is less than its coupon threshold value, even if the closing value of the lowest performing Underlier is greater than or equal to its coupon threshold value on every other eligible trading day during that observation period, and even if the better performing Underliers perform favorably;

◼ are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

◼ understand that we may redeem the securities prior to stated maturity at our option on the optional redemption dates and that it is more likely that we will redeem the securities when it would otherwise be advantageous for them to continue to hold the securities;

◼ understand that the return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on each eligible trading day during the observation periods and that they will not benefit in any way from the performance of the better performing Underliers;

◼ understand that the securities are riskier than alternative investments linked to only one of the Underliers or linked to a basket composed of each Underlier;

◼ understand and are willing to accept the full downside risks of each Underlier;

◼ are willing to forgo participation in any appreciation of any Underlier and dividends on the securities included in the Underliers; and

◼ are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

◼ seek a liquid investment or are unable or unwilling to hold the securities to maturity;

◼ require full payment of the face amount of the securities at stated maturity;

◼ seek a security with a fixed term;

◼ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

◼ are unwilling to accept the risk that the ending value of the lowest performing Underlier on the final calculation day may be less than its downside threshold value;

◼ seek the certainty of current income over the term of the securities;

◼ seek exposure to the upside performance of any or each Underlier;

◼ seek exposure to a basket composed of each Underlier or a similar investment in which the overall return is based on a blend of the performances of the Underliers, rather than solely on the lowest performing Underlier;

◼ are unwilling to accept the risk of exposure to the Underliers;

◼ are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company; or

◼ prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underliers, please see the sections titled “The Nasdaq-100 Index®,” “The Russell 2000® Index” and “The EURO STOXX 50® Index” below.

PRS-8

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Determining Payment On A Contingent Coupon Payment Date And At Maturity

Unless we have previously redeemed the securities at our option, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing value of the lowest performing Underlier on each eligible trading day during the related observation period.

Step 1: Determine which Underlier is the lowest performing Underlier on each eligible trading day during the related observation period. The lowest performing Underlier on any eligible trading day during an observation period is the Underlier with the lowest performance factor on that day. The performance factor of an Underlier on any eligible trading day during an observation period is its closing value on that day as a percentage of its starting value (i.e., its closing value on that day divided by its starting value).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing value of the lowest performing Underlier on each eligible trading day during the relevant observation period, as follows:

If we have not redeemed the securities prior to the stated maturity date, then at maturity you will receive (in addition to a final contingent coupon payment, if otherwise payable) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day. The lowest performing Underlier on the final calculation day is the Underlier with the lowest performance factor on the final calculation day. The performance factor of an Underlier on the final calculation day is its ending value as a percentage of its starting value (i.e., its ending value divided by its starting value).

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day, as follows:

PRS-9

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if otherwise payable) for a range of hypothetical performances of the lowest performing Underlier on the final calculation day from its starting value to its ending value, assuming the securities have not been redeemed prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities have been redeemed prior to stated maturity, the actual ending value of the lowest performing Underlier on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underliers is not relevant to your return on the securities.

80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
40% contingent downside protection
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Underlier Return of the Lowest Performing Underlier at Maturity
Hypothetical Security Return
Hypothetical Underlier Return of the Lowest Performing Underlier

PRS-10

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If We Do Not Redeem The Securities Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If we do not exercise our right to redeem the securities prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Underlier on the final calculation day.

If the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, the maturity payment amount will be less than the face amount, you will have full downside exposure to the decrease in the value of that Underlier from its starting value, and you will lose 1% of the face amount for every 1% that the ending value of the lowest performing Underlier on the final calculation day is less than its starting value. As a result, if the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, you will lose a significant portion, and possibly all, of the face amount at stated maturity. This is the case even if the value of the lowest performing Underlier on the final calculation day is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Underlier on the final calculation day is greater than its downside threshold value, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same stated maturity date.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing value of the lowest performing Underlier on each eligible trading day during the related observation period is greater than or equal to its coupon threshold value. If the closing value of the lowest performing Underlier on any eligible trading day during an observation period is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. Furthermore, if the closing value of at least one Underlier is less than its coupon threshold value on one or more eligible trading days during each observation period over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

Whether You Receive A Contingent Coupon Payment On A Contingent Coupon Payment Date Will Depend On The Closing Value Of The Lowest Performing Underlier On Each Eligible Trading Day During The Related Observation Period.

Whether you receive a contingent coupon payment on any contingent coupon payment date will be determined at the end of the related observation period, based on the closing value of the lowest performing Underlier on each eligible trading day during that observation period. Therefore, if the closing value of any Underlier is less than its coupon threshold value on at least one eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing value of the lowest performing Underlier is greater than or equal to its coupon threshold value on every other eligible trading day during that observation period, and even if the better performing Underliers perform favorably.

The Securities Are Subject To The Full Risks Of Each Underlier And Will Be Negatively Affected If Any Underlier Performs Poorly, Even If The Other Underliers Perform Favorably.

You are subject to the full risks of each Underlier. If any Underlier performs poorly, you will be negatively affected, even if the other Underliers perform favorably. The securities are not linked to a basket composed of the Underliers, where the better performance of some Underliers could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlier is the lowest performing Underlier on each eligible trading day during each observation period. As a result, the securities are riskier than an alternative investment linked to only one of the Underliers or linked to a basket composed of each Underlier. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlier.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlier That Is The Lowest Performing Underlier On Each Eligible Trading Day During The Observation Periods, Including The Final Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underliers.

Your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on each eligible trading day during the observation periods, including on the final calculation day. Although it is necessary for each Underlier to close at or above its respective coupon threshold value on each eligible trading day during an observation period in order for you to receive

PRS-11

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

a contingent coupon payment on the related contingent coupon payment date and at or above its respective downside threshold value on the final calculation day in order for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underliers. The securities may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the better performing Underliers would be blended with the performance of the lowest performing Underlier, resulting in a better return than the return of the lowest performing Underlier alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underliers.

It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underliers will not exhibit this relationship. The less correlated the Underliers, the more likely it is that one of the Underliers will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underliers to perform poorly; the performance of the better performing Underliers is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underliers will be over the term of the securities. To the extent the Underliers represent different equity markets, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlier On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Underlier.

Even though you will be fully exposed to a decline in the value of the lowest performing Underlier on the final calculation day if its ending value is below its downside threshold value, you will not participate in any increase in the value of any Underlier over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlier.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underliers and the correlation among the Underliers are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlier, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underliers or lower expected correlation among the Underliers as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Underlier will be less than its coupon threshold value on one or more eligible trading days during one or more observation periods, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing value of at least one Underlier will be less than its downside threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments.

We may, at our option, redeem the securities on any optional redemption date. Although exercise of the redemption right will be within our sole discretion, we will be more likely to redeem the securities at a time when the lowest performing Underlier is performing favorably from your perspective—in other words, at a time when, if the securities were to remain outstanding, it is more likely that you would have continued to receive contingent coupon payments and received the face amount at maturity. Therefore, our redemption right is likely to limit your potential to receive contingent coupon payments if the lowest performing Underlier is performing favorably from your perspective. On the other hand, we will be less likely to redeem the securities at a time when the lowest performing Underlier is performing unfavorably from your perspective—in other words, you are more likely to continue to hold the securities at a time when it is less likely that you will continue to receive contingent coupon payments and it is less likely that you will receive the face amount at maturity.

If we exercise our redemption right, the term of the securities will be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event we redeem the securities prior to maturity.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

PRS-12

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

The final calculation day will be postponed if the originally scheduled final calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the final calculation day. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To An Investment In Wells Fargo Finance LLC’s Debt Securities, Including The Securities

The Securities Are Subject To Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue any securities included in any Underlier for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the securities and, in the event we and the Guarantor were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Conveys, Transfers Or Leases All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be

PRS-13

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underliers; interest rates; volatility of the Underliers; correlation among the Underliers; time remaining to maturity; dividend yields on the securities included in the Underliers; volatility of currency exchange rates; and correlation between currency exchange rates and the EURO STOXX 50® Index. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. The value of the securities will also be limited by our redemption right because if we redeem the securities, you will not receive the contingent coupon payments that would have accrued, if any, after the early redemption. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Underliers. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underliers may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Underliers

Any Payments On The Securities Will Depend Upon The Performance Of The Underliers And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Underliers. Investing in the securities is not equivalent to investing in the securities included in the Underliers. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in each Underlier for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Underliers would have.

PRS-14

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

●Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Securities.

●Changes That Affect The Underliers May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Underliers.

●We And Our Affiliates Have No Affiliation With Any Underlier Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

The Securities Are Subject To Risks Relating To Non-U.S. Securities With Respect To The Nasdaq-100 Index®.

Because some of the equity securities composing the Nasdaq-100 Index® are issued by non-U.S. issuers, an investment in the securities involves risks associated with the home countries of those issuers. The prices of securities of non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Nasdaq-100 Index® Has Recently Undergone Significant Methodology Changes And, As A Result, The Nasdaq-100 Index® May Perform Differently Than It Would Have Performed Under Its Prior Methodology.

Nasdaq, Inc. recently implemented significant changes to the methodology of the Nasdaq-100 Index®, effective May 1, 2026. These changes include, among other things, changes to how market capitalization is determined for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement and the introduction of a cap on the share count used to determine the weight of low-float securities. The updated methodology also provides for quarterly reviews in March, June and September under which certain constituents may be removed and replaced and certain additional companies may be added without requiring a corresponding removal, which may temporarily increase the number of constituents of the Nasdaq-100 Index® above 100.

When evaluating the historical performance of the Nasdaq-100 Index® included in this pricing supplement, you should bear in mind that the historical performance of the Nasdaq-100 Index® prior to the implementation of these methodology changes reflects the performance of the Nasdaq-100 Index® under its prior methodology. The historical performance of the Nasdaq-100 Index® might have been meaningfully different had the updated methodology been in effect during the historical period shown.

We cannot predict what effect these methodology changes may have on the performance of the Nasdaq-100 Index®. These changes may cause the Nasdaq-100 Index® to include different constituents or weight constituents differently and may change the timing or circumstances of constituent changes from what would have occurred under the prior methodology. It is possible that these changes could adversely affect the performance of the Nasdaq-100 Index® and, in turn, your return on the securities.

The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The Russell 2000® Index.

The Russell 2000® Index tracks securities issued by companies with relatively small market capitalizations. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies. As a result, the value of the Russell 2000® Index may be more volatile than that of a market measure that does not track solely small-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded and may be less attractive to many investors if they do not pay dividends. In addition, small-capitalization companies are often less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large-capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

The Securities Are Subject To Risks Relating To Non-U.S. Securities Markets With Respect To The EURO STOXX 50® Index.

The equity securities composing the EURO STOXX 50® Index are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Securities Do Not Provide Direct Exposure To Fluctuations In Exchange Rates Between The U.S. Dollar And The Euro With Respect To The EURO STOXX 50® Index.

The EURO STOXX 50® Index is composed of non-U.S. securities denominated in euros. Because the value of the EURO STOXX 50® Index is also calculated in euros (and not in U.S. dollars), the performance of the EURO STOXX 50® Index will not be adjusted for exchange

PRS-15

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

rate fluctuations between the U.S. dollar and the euro. In addition, any payments on the securities determined based on the performance of the EURO STOXX 50® Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. Therefore, holders of the securities will not benefit from any appreciation of the euro relative to the U.S. dollar.

Risks Relating To Conflicts Of Interest

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●  We will exercise our rights under the securities without taking your interests into account. We may, at our option, redeem the securities on any optional redemption date. Any redemption of the securities will be at our option and will not automatically occur based on the performance of any Underlier. As described under “Selected Risk Considerations—Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments” above, we are more likely to redeem the securities at a time when it would otherwise be advantageous for you to continue to hold the securities, and we are less likely to redeem the securities at a time when it would otherwise be advantageous to you for us to exercise our redemption right.

●  The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, WFS may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

●  The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation.

●  Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Underliers.

●  Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Underliers may adversely affect the values of the Underliers.

● Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-16

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Hypothetical Returns

If we redeem the securities prior to the stated maturity date:

If we redeem the securities prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment, if otherwise payable, on the applicable optional redemption date. If we redeem the securities prior to stated maturity, your total return on the securities will equal any contingent coupon payments received prior to the applicable optional redemption date and the contingent coupon payment received on such optional redemption date, if otherwise payable.

If we do not redeem the securities prior to the stated maturity date:

If we do not redeem the securities prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlier on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if otherwise payable). The performance factor of the lowest performing Underlier on the final calculation day is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical Performance Factor of Lowest Performing Underlier on Final Calculation Day	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If we do not redeem the securities prior to the stated maturity date, the actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Underlier on the final calculation day. The performance of the better performing Underliers is not relevant to your return on the securities.

PRS-17

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid on a contingent coupon payment date, assuming we have not previously redeemed the securities. The examples do not reflect any specific contingent coupon payment date. The following examples assume the hypothetical starting value, coupon threshold value and closing values for each Underlier indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or coupon threshold value. The hypothetical starting value of 100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlier. The actual starting value and coupon threshold value for each Underlier are set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If we were to redeem the securities on the relevant contingent coupon payment date in either of the examples below, you would receive the face amount on the contingent coupon payment date in addition to a final contingent coupon payment, if otherwise payable.

Example 1. The closing value of the lowest performing Underlier on each eligible trading day during the relevant observation period is greater than or equal to its coupon threshold value. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date:

	Nasdaq-100 Index®	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical lowest closing value during observation period:	90.00	95.00	98.00
Hypothetical coupon threshold value:	70.00	70.00	70.00
Lowest performance factor during observation period (lowest closing value during observation period divided by starting value):	90.00%	95.00%	98.00%

Step 1: Determine whether the closing value of the lowest performing Underlier on any eligible trading day during the relevant observation period was less than its hypothetical coupon threshold value.

In this example, the closing value of each Underlier on each eligible trading day during the relevant observation period is greater than its hypothetical coupon threshold value.

Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlier on each eligible trading day during the relevant observation period is greater than or equal to its hypothetical coupon threshold value, you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $32.75 per security, determined as follows: (i) $1,000 multiplied by 13.10% per annum divided by (ii) 4, rounded to the nearest cent.

PRS-18

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Example 2. The closing value of the lowest performing Underlier on at least one eligible trading day during the relevant observation period is less than its coupon threshold value. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date:

	Nasdaq-100 Index®	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical lowest closing value during observation period:	69.00	125.00	105.00
Hypothetical coupon threshold value:	70.00	70.00	70.00
Lowest performance factor during observation period (lowest closing value during observation period divided by starting value):	69.00%	125.00%	105.00%

Step 1: Determine whether the closing value of the lowest performing Underlier on any eligible trading day during the relevant observation period was less than its hypothetical coupon threshold value.

In this example, the closing value of the Nasdaq-100 Index® on at least one eligible trading day during the relevant observation period was less than its hypothetical coupon threshold value.

Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlier on at least one eligible trading day during the relevant observation period is less than its hypothetical coupon threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. This is the case even though the closing values of the better performing Underliers were each greater than their respective coupon threshold values on every eligible trading day during the relevant observation period, and would be the case even if the closing value of the Nasdaq-100 Index® was greater than or equal to its coupon threshold value on every other eligible trading day during the relevant observation period.

As this example illustrates, whether you receive a contingent coupon payment on a contingent coupon payment date will depend solely on the closing value of the lowest performing Underlier on each eligible trading day during the relevant observation period. Therefore, if the closing value of any one of the Underliers is less than its coupon threshold value on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing value of the lowest performing Underlier is greater than or equal to its coupon threshold value on every other eligible trading day during that observation period, and even if the better performing Underliers perform favorably. The performance of the better performing Underliers is not relevant to your return on the securities.

PRS-19

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that we have not redeemed the securities prior to the stated maturity date and assuming the hypothetical starting value, coupon threshold value, downside threshold value and ending values for each Underlier indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, coupon threshold value or downside threshold value. The hypothetical starting value of 100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlier. The actual starting value, coupon threshold value and downside threshold value for each Underlier are set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing value of the lowest performing Underlier on each eligible trading day during the final observation period is greater than or equal to its coupon threshold value, and the ending value of the lowest performing Underlier on the final calculation day is greater than its starting value. As a result, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	Nasdaq-100 Index®	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical lowest closing value during final observation period:	95.00	80.00	90.00
Hypothetical ending value:	145.00	125.00	135.00
Hypothetical coupon threshold value:	70.00	70.00	70.00
Hypothetical downside threshold value:	60.00	60.00	60.00
Lowest performance factor during final observation period (lowest closing value during final observation period divided by starting value):	95.00%	80.00%	90.00%
Performance factor on final calculation day (ending value divided by starting value):	145.00%	125.00%	135.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlier on the final calculation day is greater than its hypothetical downside threshold value, the maturity payment amount would equal the face amount. Although the hypothetical ending value of the lowest performing Underlier on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical closing value of the lowest performing Underlier on each eligible trading day during the final observation period was greater than its hypothetical coupon threshold value, you would receive a final contingent coupon payment on the stated maturity date.

PRS-20

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Example 2. The closing value of the lowest performing Underlier on at least one eligible trading day during the final observation period is less than its coupon threshold value, and the ending value of the lowest performing Underlier on the final calculation day is less than its starting value but greater than its downside threshold value. As a result, the maturity payment amount is equal to the face amount of your securities, but you will not receive a final contingent coupon payment:

	Nasdaq-100 Index®	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical lowest closing value during final observation period:	90.00	45.00	105.00
Hypothetical ending value:	95.00	105.00	115.00
Hypothetical coupon threshold value:	70.00	70.00	70.00
Hypothetical downside threshold value:	60.00	60.00	60.00
Lowest performance factor during final observation period (lowest closing value during final observation period divided by starting value):	90.00%	45.00%	105.00%
Performance factor on final calculation day (ending value divided by starting value):	95.00%	105.00%	115.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the Nasdaq-100 Index® has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical starting value, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security, but no final contingent coupon payment since the hypothetical closing value of the lowest performing Underlier on at least one eligible trading day during the final observation period was less than its hypothetical coupon threshold value. This is the case even though the closing values of the better performing Underliers were greater than their respective hypothetical coupon threshold values on every eligible trading day during the relevant observation period, and even though the hypothetical ending value of the Russell 2000® Index was greater than its hypothetical coupon threshold value.

PRS-21

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Example 3. The ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value. As a result, the maturity payment amount is less than the face amount of your securities and you do not receive a final contingent coupon payment at maturity:

	Nasdaq-100 Index®	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical lowest closing value during final observation period:	110.00	75.00	45.00
Hypothetical ending value:	120.00	85.00	45.00
Hypothetical coupon threshold value:	70.00	70.00	70.00
Hypothetical downside threshold value:	60.00	60.00	60.00
Lowest performance factor during final observation period (lowest closing value during final observation period divided by starting value):	110.00%	75.00%	45.00%
Performance factor on final calculation day (ending value divided by starting value):	120.00%	85.00%	45.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical starting value by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

 = $1,000 × performance factor of the lowest performing Underlier on the final calculation day

 = $1,000 × 45.00%

 = $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical closing value of the lowest performing Underlier on at least one eligible trading day during the final observation period was less than its hypothetical coupon threshold value, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Underlier, but will be fully exposed to a decrease in the lowest performing Underlier if the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, even if the ending values of the other Underliers have appreciated or have not declined below their respective downside threshold value.

To the extent that the starting value, coupon threshold value, downside threshold value and ending value of the lowest performing Underlier differ from the values assumed above, the results indicated above would be different.

PRS-22

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

The Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. For more information about the Nasdaq-100 Index®, see “Description of Equity Indices—The Nasdaq-100 Index®” in the accompanying market measure supplement.

Nasdaq, Inc. (“Nasdaq”), the index sponsor of the Nasdaq-100 Index®, recently implemented several changes to the methodology of the Nasdaq-100 Index®, including changes to how market capitalization is determined for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement and the introduction of a cap on the share count used to determine the weight of low-float securities. These changes became effective on May 1, 2026 (with certain constituent and rebalancing adjustments first implemented during the June 2026 quarterly review). The information set forth below supersedes the information regarding the Nasdaq-100 Index® included in the accompanying market measure supplement to the extent inconsistent. Information about the Nasdaq-100 Index® may be obtained from other sources including, but not limited to, the Nasdaq-100 Index® sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nasdaq-100 Index® is accurate or complete.

For purposes of constituent selection, Nasdaq now uses “Full Market Capitalization.” For direct (non-ADR) listings and companies represented by a Primary ADR, Full Market Capitalization includes both listed and unlisted shares; for companies represented by a Non-Primary ADR, Full Market Capitalization is based on the value of the listed depositary shares only, and foreign-listed underlying shares and unlisted shares are excluded. For purposes of determining constituent weights, Nasdaq now uses “Modified Market Capitalization,” which takes into account only eligible listed share classes and disregards foreign-listed and unlisted shares. In addition, there is no longer a minimum free float requirement for inclusion in the Nasdaq-100 Index®, although, for purposes of determining Modified Market Capitalization, each low-float security’s share count is limited to the lesser of (i) its reported Total Shares Outstanding (“TSO”), or listed ADR shares in the case of an ADR, and (ii) three times the number of its free-floating shares or free-floating ADR shares, as applicable. Other than as a direct result of corporate actions, the Nasdaq-100 Index® also no longer implements ad-hoc intra-quarter adjustments to a security’s TSO between scheduled rebalancing events.

The updated methodology also permits certain large companies to be added to the Nasdaq-100 Index® on an expedited basis through a “Fast Entry” process if their Full Market Capitalization ranks within the top 40 current index constituents and they satisfy the applicable eligibility criteria. A Fast Entry inclusion will not require the removal of another security and may temporarily increase the number of constituents of the Nasdaq-100 Index® above 100. In addition, the updated methodology provides for quarterly reviews in March, June and September, under which Index Shares are adjusted for changes in TSO, Index Shares of low-float securities are adjusted to reflect changes in float, constituents ranked by Full Market Capitalization outside the top 125 will be removed and, if necessary, replaced, and certain additional companies whose Full Market Capitalization ranks within the top 40 of current index constituents may be added without requiring a corresponding removal. Securities added to the Nasdaq-100 Index® between annual reconstitutions, including through Fast Entry, as intra-quarter replacements or as part of a March, June or September rebalance, will have their initial weights determined using a linear interpolation process based on Modified Market Capitalization ranking.

PRS-23

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Historical Information

We obtained the closing levels of the Nasdaq-100 Index® in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the Nasdaq-100 Index® for the period from January 4, 2021 to October 6, 2026. The closing level on October 6, 2026 was 31,224.69. The historical performance of the Nasdaq-100 Index® should not be taken as an indication of its future performance during the term of the securities. When evaluating the historical performance of the Nasdaq-100 Index® provided below, you should bear in mind that the historical performance of the Nasdaq-100 Index® prior to May 1, 2026 reflects the performance of the Nasdaq-100 Index® under its prior methodology. The historical performance of the Nasdaq-100 Index® might have been meaningfully different had the updated methodology been in effect during the historical period shown. See “Selected Risk Considerations—The Nasdaq-100 Index® Has Recently Undergone Significant Methodology Changes And, As A Result, The Nasdaq-100 Index® May Perform Differently Than It Would Have Performed Under Its Prior Methodology” in this pricing supplement.

_______

Nasdaq® and Nasdaq-100 Index® are registered trademarks of Nasdaq, Inc. and have been licensed to Wells Fargo & Company, our parent company, for use by Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us).

PRS-24

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the Russell 2000® Index, see “Description of Equity Indices—The Russell Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the Russell 2000® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 4, 2021 to October 6, 2026. The closing level on October 6, 2026 was 2,830.297. The historical performance of the Russell 2000® Index should not be taken as an indication of its future performance during the term of the securities.

Russell 2000® Index Daily Closing Levels
Daily Closing Level
3500
3000
2500
2000
1500
1000
500
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_______

“Russell 2000®” and “FTSE Russell” are trademarks of the London Stock Exchange Group companies, and have been licensed to Wells Fargo & Company, our parent company, for use by Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us). The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

PRS-25

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on major Eurozone exchanges. For more information about the EURO STOXX 50® Index, see “Description of Equity Indices—The STOXX Benchmark Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 4, 2021 to October 6, 2026. The closing level on October 6, 2026 was 6,272.23. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of its future performance during the term of the securities.

Euro STOXX 50® Index Daily Closing Levels
Daily Closing Level
7000
6000
5000
4000
3000
2000
1000
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_________

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”) and/or its licensors (“Licensors”), which is used under license.

PRS-26

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you. Moreover, as discussed in the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation or a passive foreign investment company. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a passive foreign investment company, or to a non-U.S. holder in the case of a U.S. real property holding corporation. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax advisor regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each, an “Underlying Security”). An IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2029 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m). A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

PRS-27

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index due October 10, 2030

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special counsel to Wells Fargo Finance LLC and Wells Fargo & Company, when the securities offered by this pricing supplement have been issued by Wells Fargo Finance LLC pursuant to the indenture, the trustee has made, in accordance with the instructions of Wells Fargo Finance LLC, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”) identifying such securities as supplemental obligations thereunder, and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Wells Fargo Finance LLC and the related guarantee will constitute a valid and binding obligation of Wells Fargo & Company, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii)(x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Wells Fargo & Company’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Wells Fargo & Company or Wells Fargo Finance LLC, the indenture, the master note and the securities (the indenture, the master note and the securities referred to collectively as the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated January 22, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by Wells Fargo & Company on January 22, 2026.

PRS-28